   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 1996

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          ADVANCED HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

                        DELAWARE                                                 13-3893841
              (State or other jurisdiction                            (I.R.S. employer identification
           of incorporation or organization)                                      number)

                            ------------------------

            560 WHITE PLAINS ROAD, TARRYTOWN, NEW YORK                                  10591
             (Address of principal executive offices)                                (Zip code)

                            ------------------------

                          ADVANCED HEALTH CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                         ------------------------------

                             JONATHAN EDELSON, M.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          ADVANCED HEALTH CORPORATION
                             560 WHITE PLAINS ROAD
                           TARRYTOWN, NEW YORK 10591
                                 (914) 524-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    COPY TO:

                              Julie M. Allen, Esq.
                        O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF SECURITIES TO             AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
            BE REGISTERED                  REGISTERED           SHARE(1)            PRICE(1)              FEE
Common Stock; $.01 par value.........   1,200,000 shares         $14.69           $17,628,000            $6,079

(1) The maximum aggregate offering price of the Common Stock to be registered pursuant to this Registration Statement has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for the Common Stock as quoted on the Nasdaq National Market on November 21, 1996.

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
                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    (a) The following documents, which have been filed by Advanced Health Corporation, a Delaware corporation (the "Corporation"), with the Commission, are incorporated herein by reference:

        (i) The Corporation's definitive Prospectus dated October 3, 1996, as filed with the Commission pursuant to the Securities Act.

        (ii) The Corporation's Form 10-Q for the three months ended September 30, 1996, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (iii) The description of the Common Stock contained in the Corporation's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act.

    (b) In addition, all documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Exchange Act. Articles Nine and Ten of the Corporation's Restated Certificate of Incorporation provide for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the DGCL.

    Reference is made to the form of Director Indemnification Agreement filed as
Exhibit 10.20 to the Corporation's Registration Statement on Form S-1 (File No. 333-06283) (the "Form S-1"), which provides for indemnification of directors.

    Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Form S-1, which sets forth certain indemnification provisions.

    In addition, the Corporation maintains liability insurance for its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

        4.1    Restated Certificate of Incorporation of Advanced Health Corporation (filed as Exhibit 3.2 to the
                 Corporation's Registration Statement on Form S-1, File No. 333-06283 (the "Form S-1"), and
                 incorporated herein by reference)

        4.2    By-laws of Advanced Health Corporation (filed as Exhibit 3.3 to the Form S-1 and incorporated herein by reference)

        4.3    Advanced Health Corporation Employee Stock Purchase Plan (filed as Exhibit 10.25 to the Form S-1 and incorporated herein by reference)

        5      Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of securities being offered

       23.1    Consent of O'Sullivan Graev & Karabell, LLP (included in their opinion filed as Exhibit 5 hereto)

       23.2    Consent of Arthur Andersen LLP, independent auditors

       24      Powers of Attorney

ITEM 9. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 26th day of November, 1996.

                                ADVANCED HEALTH CORPORATION

                                BY:                      *
                                     -----------------------------------------
                                               Jonathan Edelson, M.D.
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 26th day of November, 1996, by or on behalf of the following persons in the capacities indicated.

          SIGNATURE                        TITLE
------------------------------  ---------------------------

              *                 Chairman of the Board and
------------------------------    Chief Executive Officer
    Jonathan Edelson, M.D.

              *                 President and Director
------------------------------
       Steven Hochberg

     /s/ ALAN B. MASAREK        Chief Operating Officer and
------------------------------    Chief Financial Officer
       Alan B. Masarek

              *                 Director
------------------------------
       James T. Carney

              *                 Director
------------------------------
        Barry Kurokawa

              *                 Director
------------------------------
       Jonathan Lieber

*By:
              /s/ Alan B. Masarek
     -------------------------------------
                Alan B. Masarek
               ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.                                             DESCRIPTION                                               PAGE
-------------  ----------------------------------------------------------------------------------------------     -----

        4.1    Restated Certificate of Incorporation of Advanced Health Corporation (filed as Exhibit 3.2 to the Corporation's Registration Statement on Form S-1, File No. 333-06283 (the "Form S-1"),
                 and incorporated herein by reference).......................................................

        4.2    By-laws of Advanced Health Corporation (filed as Exhibit 3.3 to the Form S-1 and incorporated herein by reference)........................................................................

        4.3    Advanced Health Corporation Employee Stock Purchase Plan (filed as Exhibit 10.25 to the Form
                 S-1 and incorporated herein by reference)...................................................

        5      Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of securities being offered........................................................

       23.1    Consent of O'Sullivan Graev & Karabell, LLP (included in their opinion filed as Exhibit 5 hereto).....................................................................................

       23.2    Consent of Arthur Andersen LLP, independent auditors..........................................

       24      Powers of Attorney............................................................................